Exhibit 99.1

MAGNA ENTERTAINMENT CORP. CLASS A SUBORDINATE VOTING STOCK

PROXY

THIS PROXY IS SOLICITED BY AND ON BEHALF OF
THE BOARD OF DIRECTORS OF THE CORPORATION

        The undersigned stockholder of Magna Entertainment Corp. (the "Corporation") hereby appoints Frank Stronach, or failing him Michael Neuman, or failing him Blake Tohana, or instead of any of them ...................... .............................. as the proxyholder of the undersigned, with full power of substitution, in respect of all the shares of Class A Subordinate Voting Stock of the Corporation held by the undersigned, to attend at, and to act and vote on behalf of the undersigned in respect of all matters that may come before, the Annual Meeting of Stockholders of the Corporation on Wednesday, May 9, 2007 beginning at 11:00 a.m. local time at Le Royal Meridien King Edward Hotel, 37 King Street East, Toronto, Ontario, Canada and any and all adjournment(s) thereof, and, without limiting the general authority conferred by this proxy, the undersigned hereby specifically directs such proxyholder as follows:

A.
to vote FOR ☐ or AGAINST ☐ or ABSTAIN ☐ in respect of the election of Jerry D. Campbell, Joseph De Francis, Jennifer Jackson, William J. Menear, Dennis Mills, Michael Neuman, Frank Stronach, Frank Vasilkioti and Charlie Williams as directors (to withhold your vote from any individual nominee strike a line through the nominee's name);

B.
to vote FOR ☐ or AGAINST ☐ or ABSTAIN ☐ in respect of the ratification of the Audit Committee's appointment of Ernst & Young LLP, certified public accountants, as MEC's auditors for the fiscal year ending December 31, 2007; and

C.
to vote FOR ☐ or AGAINST ☐ or ABSTAIN ☐ in respect of the proposed amendments to MEC's Long-Term Incentive Plan.

        This proxy confers discretionary authority to vote on amendments or variations to the matters identified in the Notice of Annual Meeting and on all other business or matters as may properly come before the meeting or any adjournment(s) thereof.

        In the absence of any express instruction to the contrary, the proxyholder will vote for the management nominees for the office of director, for the ratification of the appointment of Ernst & Young LLP as the auditors of the Corporation and for the proposed amendments to MEC's Long-Term Incentive Plan.

        The undersigned confirms the express wish that this document and the documents relating hereto, including the Proxy Statement, be in English only.

        The undersigned hereby revokes any proxy previously given.

Date .................................................... , 2007.
Signature ....................................................

Notes:

1.
This proxy must be signed by the stockholder or his/her attorney duly authorized in writing.

2.
If the stockholder is a corporation, this proxy must be executed by an officer or attorney thereof duly authorized in writing.

3.
Please date this proxy. If not dated, it shall be deemed to be dated the day on which it is mailed.

4.
A stockholder has the right to appoint a person to attend and to act for him/her on his/her behalf at the meeting other than the management nominees named above. Such right may be exercised by striking out the names of Messrs. Stronach, Neuman and Tohana and inserting in the space provided the name of the person to be appointed, who need not be a stockholder of the Corporation, or by completing another proper form of proxy.

If your address as shown is incorrect, please give your correct address when returning this proxy.